UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On August 21, 2017, Pershing Square Capital Management, L.P. and certain of its affiliates issued the following press release:

Pershing Square Issues Statement Regarding ADP

New York, NY – August 21, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today issued the following statement:

Last Thursday, August 17th, Pershing Square presented a 210-minute, 167-slide webcast entitled, ADP: The Time is Now, in which we detailed weaknesses in ADP’s product and service offerings, deficiencies in the company’s productivity and operating margins versus its direct competitors, and outlined a plan to address these shortcomings and to maximize value for all stakeholders.

Without responding to any of these issues, ADP issued a press release just two hours after the presentation concluded stating that the presentation contained, “nothing that has not previously been analyzed by the Board and management.” If, in fact, ADP’s Board and management were fully aware of the company’s dramatic underperformance versus its competitors and its potential, why have they not explained how they will address these concerns?

“The fact that the Board believes that the company’s largest owner with an 8.3% stake does not deserve even one Board seat speaks to their insularity and lack of shareholder perspective,” said Bill Ackman, CEO of Pershing Square. “By contrast, the cumulative ownership of the Board including the company’s CEO is less than 0.09% of shares outstanding.”

We look forward to the annual meeting where shareholders will be given the opportunity to elect Pershing Square’s independent directors who bring a shareholder orientation, fresh perspectives, and relevant expertise to accelerate the necessary change required for ADP to achieve its full potential. The election of The Nominees for ADP’s Transformation will send a message to ADP’s management and Board that the status quo is unacceptable.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P. (“Pershing Square”), based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Prior to the Annual Meeting, Pershing Square and certain of its affiliated funds intend to file with the SEC, and furnish to stockholders of the Company, a definitive proxy statement and accompany proxy card.

PERSHING SQUARE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (CALL COLLECT: (212) 269-5550; CALL TOLL FREE: (866) 342-1635) OR EMAIL: ADP@DFKING.COM.

William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC, Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.